UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 18, 2006

Marchex, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50658	35-2194038
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

413 Pine Street

Suite 500

Seattle, Washington 98101

(Address of Principal Executive Offices)

(206) 331-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On October 18, 2006, Rick Thompson resigned from the board of directors of the Company, effective October 19, 2006.

(d) On October 18, 2006, Anne Devereux was appointed to the board of directors of the Company and to the Audit, Compensation, and Nominating & Governance Committees thereof, effective October 19, 2006. In connection with such appointment, the Compensation Committee awarded Ms. Devereux a non-qualified stock option to purchase 40,000 shares of the Company’s Class B common stock under the Company’s Amended and Restated 2003 Stock Incentive Plan at an exercise price of $16.51 per share, the closing price of the Company’s Class B common stock on the Nasdaq Global Market on October 19, 2006 (the “Grant Date”). The nonqualified stock option will vest in accordance with the following vesting schedule: 25% of the aggregate amount of such shares will vest on the first anniversary of the Grant Date and the remainder of such shares will vest quarterly thereafter over the next three year period in equal increments of 6.25% of the aggregate amount of such shares.

There is no arrangement or understanding between Ms. Devereux and any other person pursuant to which she was selected as a director of the Company. There are no transactions in which Ms. Devereux has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure

On October 20, 2006, the Company issued a press release regarding Mr. Thompson’s resignation and the appointment of Ms. Devereux to the board of directors of the Company. The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated October 20, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 20, 2006	MARCHEX, INC.

	By:	/s/ Russell C. Horowitz
	Name:	Russell C. Horowitz
	Title:	Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated October 20, 2006.